THERMACELL TECHNOLOGIES, INC. AND SUBSIDIARIES

                         Computation of Loss Per Common Share

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

                                                          For the Three Months Ended
                                                                 December 31,
                                                       ---------------------------------
                                                            1999              1998
                                                       ---------------   ---------------
                                                         (unaudited)      (unaudited)

Shares  outstanding:                                        9,883,653         7,206,325
Weighted average shares outstanding                         9,511,153         5,730,568
Net loss                                             $       (922,059) $       (222,078)
                                                       ---------------   ---------------

Net loss per common share                            $          (0.10)            (0.04)
                                                       ===============   ===============
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